Annuity Application

THE HARTFORD

Regular Mail To:
Hartford Life Insurance Company
Attn: Broker/Dealer Operations — CRC
P.O. Box 2999
Hartford, CT 06104-2999

Express Mail To: 200 Hopmeadow Street
Simsbury, CT 06089

Please Print

PARTICIPANT (and Owner for Single Premium Annuity Certain Contract)

Name	Street, City, State, Zip Code	Birthdate (Mo. Day Yr.)	Tax ID/Soc. Sec. No.
John Doe	1 Elm St. Hartford, CT 06109	10-1-45	123-45-6789

JOINT PARTICIPANT (and Joint Owner for Single Premium Annuity Certain Contract)

Name	Street, City, State, Zip Code	Birthdate (Mo. Day Yr.)	Tax ID/Soc. Sec. No.

ANNUITANT (if other than Participant)

Name	Street, City, State, Zip Code	Sex	Birthdate (Mo. Day Yr.)	Tax ID/Soc. Sec. No.
		☐ Male ☐ Female		

CONTINGENT ANNUITANT

Name	Street, City, State, Zip Code	Sex	Birthdate (Mo. Day Yr.)	Tax ID/Soc. Sec. No.
		☐ Male ☐ Female		

DESIGNATED BENEFICIARY

Primary	Relationship	Contingent	Relationship
Mary Doe	Wife		

CERTIFICATE PROVISIONS

A. The Purchase Payment in the amount of $5,000 is submitted herewith.

B. The Initial Guarantee Period is: ☐ 3 Years ☒ 5 Years ☐ 6 Years ☐ 7 Years ☐ 8 Years ☐ 9 Years ☐ 10 Years ☐ Other ____________ (subject to availability)

CONTRACT PROVISIONS

Group Contract Owner ABC Securities Contract Number 1951X

SPECIAL REMARKS

Complete this section if you are also purchasing a Single Premium Annuity Certain (Combo/Split Funded Annuity)

A. Premium Payment $ ____________

B. Type of annuity: ☐ 5 Years Certain ☐ 6 Years Certain ☐ 7 Years Certain ☐ 8 Years Certain ☐ 9 Years Certain ☐ 10 Years Certain ☐ Other ____________ (subject to availability)

C. Frequency of payments: ☐ Monthly ☐ Semi-Annual ☐ Annual ☐ Other ____________

REPLACEMENT

Will the annuity applied for replace one or more existing annuity or life insurance contracts? ☐ Yes ☒ No

If yes, explain:

Have you purchased another Hartford annuity during the previous 12 months? ☐ Yes ☒ No

☒ RECEIPT OF A PROSPECTUS IS HEREBY ACKNOWLEDGED.
If not checked, the appropriate prospectus will be mailed to you.

APPROVED
MAR 9 1989
INSURANCE DEPARTMENT
STATE OF CONNECTICUT

I DECLARE to the best of my knowledge and belief that all of the answers herein are complete and true.

Dated at Hartford, CT this 20th day of February 19 89

Annuitant John Doe
Sign full name

IF PARTICIPANT IS OTHER THAN ANNUITANT

Participant/Owner Signature ____________ Joint Participant/Owner Signature ____________

MUST BE COMPLETED BY REGISTERED REPRESENTATIVE

Do you have reason to believe the Contract applied for will replace existing annuities or insurance owned by the Annuitant? ☐ Yes ☒ No

Registered Representative Signature John Adams

Print or type Representative name John Adams

Registered Representative Code 1 1 2 2 1 2 3 1 2 3

Broker/Dealer Harris Dunham

Sales/Branch Office Hartford

Field Office Code 14B **Staff Code** 12

Telephone 683-8089

Form HL-12134 Printed in U.S.A.